Exhibit 23_2

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2006 relating to the financial statements of CommScope, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of CommScope, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

May 15, 2006